
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated statements of financial position of U.S. Franchise Systems, Inc.
and subsidiaries as of September 30, 1996 and the related consolidated statements of operations for the nine months ended September 30, 1996.
Common stock and other stockholders' equity include common stock and additional paid-in capital classified as redeemable common stock in the Company's financial statements.
The net loss and related per share amounts are based on the losses applicable to common shareholders which represents the net loss adjusted for accrued dividends on the redeemable preferred stock.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      10,777,000
<SECURITIES>                                         0
<RECEIVABLES>                                  144,000
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            12,753,000
<PP&E>                                         516,000
<DEPRECIATION>                                  29,000
<TOTAL-ASSETS>                              18,817,000
<CURRENT-LIABILITIES>                        3,529,000
<BONDS>                                        731,000
<PREFERRED-MANDATORY>                       18,037,000
<PREFERRED>                                          0
<COMMON>                                        78,000
<OTHER-SE>                                 (6,720,000)
<TOTAL-LIABILITY-AND-EQUITY>                18,817,000
<SALES>                                              0
<TOTAL-REVENUES>                               864,000
<CGS>                                                0
<TOTAL-COSTS>                                6,206,000
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             108,000
<INCOME-PRETAX>                            (4,913,000)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (4,913,000)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (6,191,000)
<EPS-PRIMARY>                                   (0.58)
<EPS-DILUTED>                                   (0.58)


